UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2021

LAKELAND FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street Warsaw, Indiana	46580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 13, 2021, the Company’s annual meeting of stockholders was held. At the meeting, the stockholders elected Blake W. Augsburger, Robert E. Bartels, Jr., Darrianne P. Christian, Daniel F. Evans, Jr., David M. Findlay, Michael L. Kubacki, Emily E. Pichon, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, Ronald D. Truex and M. Scott Welch, each with terms expiring in 2022. Additionally, the Company’s stockholders approved the advisory vote on executive compensation and ratified the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

			Broker
	For	Withhold	Non-votes
Blake W. Augsburger	17,808,694	1,708,668	2,996,643
Robert E. Bartels, Jr.	18,783,466	733,896	2,996,643
Darrianne P. Christian	19,206,084	311,278	2,996,643
Daniel F. Evans, Jr.	18,908,541	608,821	2,996,643
David M. Findlay	18,964,269	553,093	2,996,643
Michael L. Kubacki	18,782,847	734,515	2,996,643
Emily E. Pichon	19,072,005	445,357	2,996,643
Steven D. Ross	18,901,560	615,802	2,996,643
Brian J. Smith	19,262,784	254,578	2,996,643
Bradley J. Toothaker	19,262,379	254,983	2,996,643
Ronald D. Truex	19,009,113	508,249	2,996,643
M. Scott Welch	18,704,390	812,972	2,996,643

Approval of Advisory Proposal on Executive Compensation:

For	Against	Abstain	Broker Non-votes
18,807,948	623,245	86,169	2,996,643

Ratification of Crowe LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
22,101,953	394,518	17,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: April 14, 2021	By:	/s/Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer